                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

              SCHEDULE 14A INFORMATION Proxy Statement Pursuant to
      Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                     CORE TECHNOLOGIES (PENNSYLVANIA), INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

                     CORE TECHNOLOGIES (PENNSYLVANIA), INC.


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 1997


TO THE STOCKHOLDERS:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Core Technologies (Pennsylvania), Inc. (the "Company") will be held at the offices of Maris Equipment Company, Inc. at 110 Summit Drive, Exton, PA 19341 on May 2, 1997 at 9:00 a.m., local time, for the following purposes:

     1.   To elect four directors;

     2.   To amend the Company's 1993 Stock Option Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has established the close of business on March 27, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournments thereof. In order that the meeting can be held and a maximum number of shares can be voted, whether or not you plan to be present at the meeting in person, please fill in, date and sign, and promptly return the enclosed Proxy in the return envelope provided for your use. No postage is required if mailed in the United States.



                                         By order of the Board of Directors,


                                         GEORGE E. MITCHELL
                                         President and Chief Executive Officer


110 Summit Drive
Exton, PA  19341
April 11, 1997

                     CORE TECHNOLOGIES (PENNSYLVANIA), INC.
                                110 Summit Drive
                                 Exton, PA 19341

                                  -------------

                                 PROXY STATEMENT


         The enclosed Proxy is solicited on behalf of the Board of Directors of Core Technologies (Pennsylvania), Inc. (the "Company") for use at the Annual Meeting of Stockholders on May 2, 1997 (such meeting and any adjournment or adjournments thereof are referred to as the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement. This Proxy Statement and the enclosed Proxy are being mailed to stockholders on or about April 11, 1997.

Voting Securities

         Only the holders of shares of common stock, par value $.01 per share (the "Common Stock"), and Series A Redeemable Convertible Preferred Stock, par value $.01 per share (the "Series A Shares"), of the Company (cumulatively, the "Shares") of record at the close of business on March 27, 1997 (the "Record Date") are entitled to receive notice of, and to vote at, the Annual Meeting. On that date, there were 8,887,326 shares of Common Stock and 15,000 Series A Shares outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock is entitled to vote for up to four persons as directors and to cast one vote on each other matter to be considered. Each Series A Share is entitled to cast one vote for each share of Common Stock into which such Series A Shares can be converted. At March 27, 1997, each Series A Share was convertible into 100 shares of Common Stock.

         The four nominees for the Board of Directors receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted shall be elected as directors.

         A majority of outstanding Shares will constitute a quorum for the transaction of business at the Annual Meeting. Votes withheld from any director, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum for the transaction of business at the Annual Meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders. Broker non-votes are not counted for purposes of determining whether a proposal has been approved.

Revocability of Proxy

         Execution of the enclosed Proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. A stockholder, in exercising his right to vote in person at the Annual Meeting, effectively revokes all previously executed Proxies. In addition, the Proxy is revocable at any time prior to the effective exercise thereof by filing notice of revocation with the Secretary of the Company or by filing a duly executed Proxy bearing a later date.

Persons Making the Solicitation

         The cost of solicitation of Proxies by the Company, including the actual expenses incurred by brokerage houses, nominees and fiduciaries in forwarding Proxy materials to beneficial owners, will be borne by the Company. In addition to solicitation by mail, certain officers and other employees of the Company may solicit Proxies in person, by mail, or by telephone.

Stockholder Proposals for 1998 Annual Meeting

         Stockholders intending to present proposals at the next Annual Meeting of Stockholders to be held in 1998 must notify the Company of the proposal no later than December 10, 1997.

Security Ownership of Certain Beneficial Owners and Management

                  The following table sets forth as of March 1, 1997, the Company's Common Stock beneficially owned by each person known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, and the number of shares of Common Stock owned beneficially by each director, by each named executive officer, and by all executive officers and directors as a group. In addition to the information regarding the Company's Common Stock listed below, as of March 1, 1997, there were 15,000 Series A Shares issued and outstanding. All of such Series A Shares are owned of record by Safeguard Scientifics (Delaware), Inc., a wholly owned subsidiary of Safeguard Scientifics, Inc. ("Safeguard"), and consequently are beneficially owned by Safeguard.

                                                  Number of          Percent of
                                                Shares Owned(1)        Class
                                                ---------------      ----------

Safeguard Scientifics (Delaware), Inc. (2)..       3,744,757           36.05%
   103 Springer Building
   3411 Silverside Road
   Wilmington, DE  19803
Philip J. Donnelly .........................         838,333            9.38%
   110 Summit Drive
   Exton, PA  19341
George E. Mitchell (3)......................       1,504,834            16.9%
   110 Summit Drive
   Exton, PA  19341
Frederick B. Franks, III (4) ...............         892,083           10.00%
   110 Summit Drive
   Exton, PA  19341
W. Wayne Dunlop (4) ........................           1,250             *
Anthony A. Nichols (4)......................          25,938             *
Richard P. Richter (4)......................           1,350             *
Michael H. Pelosi III(4)....................          67,500             *
Officers and directors
   as a group (7 persons)(5)................       3,327,288            37.0%

-------------------------
(*)  Less than 1%.

(1) Except as otherwise disclosed, the nature of beneficial ownership is the sole power to vote and to dispose of the shares (except for shares held jointly with spouse). 233,334 shares owned by Mr. Mitchell, and 233,333 shares each held by Mr. Franks and Mr. Donnelly, are redeemable by the Company to satisfy exercises of employee stock options. See Item 13.

(2) Safeguard Scientifics (Delaware), Inc. is the record owner of 2,244,757 shares of Common Stock and 15,000 Series A Shares, which are presently convertible into 1,500,000 shares of Common Stock. Such shares are beneficially owned by Safeguard. All of the shares beneficially owned by Safeguard have been pledged by Safeguard as collateral in connection with its bank line of credit.

(3)  Includes 300,000 shares of Common Stock held by Mr. Mitchell's spouse.

(4) Includes for Messrs. Franks, Dunlop, Nichols, Richter and Pelosi 53,750, 1,250, 1,250, 1,250 shares and 57,500 shares, respectively, which may be acquired pursuant to stock options which are currently exercisable or which will become exercisable by May 28, 1997.

(5) Includes 115,000 shares which may be acquired pursuant to stock options which are currently exercisable or which will become exercisable by May 28, 1997. Includes, for purposes of this table, shares owned by Mr. Donnelly, a Vice President of the Company. The Company has not designated Mr. Donnelly as a policy-making executive officer for purposes of Section 16 of the Exchange Act of 1934 and the regulations thereunder.

Change of Control

         There are no arrangements known to the Company, the operation of which may at a subsequent date result in a change in control of the Company.



                            1. ELECTION OF DIRECTORS

         It is intended that the persons named as Proxies for this Annual Meeting will vote in favor of the election of the following nominees as directors of the Company, to hold office until the Annual Meeting of Stockholders in 1998 and until their successors are elected and have qualified. All of the nominees are presently serving as directors of the Company. Each of the nominees has consented to serve if elected. However, if any of the nominees should become unavailable prior to the election, the holder of the Proxies may vote the Proxies for the election of such other persons as the Board of Directors may recommend, unless the Board of Directors reduces the number of directors to be elected.

         The Board of Directors unanimously recommends that Stockholders vote FOR the election of the slate of nominees set forth in this Proposal. Proxies received by the Board will be so voted unless Stockholders specify otherwise on their Proxy cards. The four nominees receiving the highest number of affirmative votes of the Shares present or represented and entitled to be voted shall be elected as directors.

                                                                                         Has Been
                                    Principal Occupation and Business                   a Director
Name                                Experience During Last Five Years                     Since           Age
----                                ---------------------------------                     -----           ---

George E. Mitchell                  President, Chairman and Chief Executive
                                    Officer of the Company                                 1984           59

Anthony A. Nichols                  Chairman, Brandywine Realty Trust,                     1988           57
                                    a real estate investment trust. (1)(2)(4)

Richard P. Richter                  President Emeritus, Ursinus College(1)(3)(5)           1989           66

W. Wayne Dunlop                     Executive Vice President and Chief Operating           1995           50
                                    Officer, Barclay White, Inc., a general
                                    construction contracting and management
                                    firm(1)(6)

----------
(1)  Member of the Audit Committee.

(2)  Member of the Compensation Committee.

(3)  Member of the Stock Option Committee.

(4) Prior to August 1996, Mr. Nichols was President of the Nichols Company, an owner and manager of commercial office and industrial space.

(5)  Prior to January 1, 1995, Mr. Richter was President of Ursinus College.

(6) Mr. Dunlop has been Chief Operating Officer of Barclay White since September 1995 and Executive Vice President since September 1994. Prior to September 1994 he was a Senior Vice President of Barclay White.

Committees and Meetings of the Board of Directors

         The Board of Directors held four (4) meetings and took action by unanimous consent three (3) times in 1996. The Company's Board of Directors has appointed standing Audit, Compensation and Stock Option Committees. The Audit Committee, which met in February 1996, is authorized to conduct such reviews and examinations as it deems necessary or desirable with respect to the practices and procedures of the independent accountants, the scope of the audit, accounting controls, practices and policies, the recommendation to the Board of the independent accountants to be selected, and the relationship between the Company and the independent accountants, including the availability of Company records, information and personnel. The Compensation Committee, which currently consists of Mr. Nichols only, and took action in February 1996, fixes compensation levels, including incentive compensation for all officers and other principal employees. The Stock Option Committee, which administers the Company's stock option plans, currently consists of Dr. Richter only and took action in December 1996. The Board does not have a Nominating Committee. All of the directors attended at least 75% of the Board meetings and meetings of committees of which they were members.

Directors' Compensation

         Directors are elected annually and hold office until their successors are elected and have qualified or until their earlier resignation or removal. Directors who are not employees of the Company are paid a quarterly fee of $1,000 and $400 for each Board meeting attended, including committee meetings attended on a date other than a Board meeting date.

         The Company also maintains a stock option plan for Non-Employee Directors (the "Directors' Plan") which provides for the grant of options to directors not otherwise employed by the Company, its parent or any of its subsidiaries ("Eligible Director"). Each Eligible Director receives, as of the date such person first becomes an Eligible Director, an option to purchase 5,000 shares of the Company's Common Stock at an option exercise price equal to the fair market value of the Common Stock on the date of grant. All options granted under the Directors' Plan vest in four equal annual installments beginning on the first anniversary of the date of option grant and have a term of seven years. During 1996, Mr. Nichols and Mr. Richter were each granted options for 10,000 shares of the Company's Common Stock exercisable at $.26 per share; Mr. Dunlop was granted options for 5,000 shares at $.25 per share and 5,000 shares at $.26 per share. No options were exercised by any Eligible Director during 1996.

                   REPORT OF THE BOARD COMPENSATION COMMITTEE

         The Compensation Committee of the Board of Directors (the "Committee") determines compensation levels, including incentive compensation, for the executives of the Company. Anthony A. Nichols is presently serving as the sole member of the Compensation Committee.

Executive Compensation Policies

         The Company was and is in a highly competitive industry. In order to succeed, the Company believes that it must be able to attract and retain qualified executives, promote among them the economic benefits of stock ownership in the Company, and motivate and reward executives who, by their industry, loyalty and exceptional service, make contributions of special importance to the success of the business of the Company. The Company has structured its executive compensation program to support the strategic goals and objectives of the Company.

         Base compensation levels and benefits for executives generally had been set in previous years to be between the lower end and the midpoint of the scale of compensation paid by comparable companies in the Company's principal industry. Conversely, incentive programs were regarded to be above the midpoint of the scale in the industry. In pursuing this philosophy, the Company believed it could keep the fixed component of the compensation package at reasonable levels while incenting its key executives and managers to achieve better than average results. Therefore, the total cash compensation plan is made up of a lower base and higher incentive opportunity which in total would be competitive with comparable companies in the industry if the Company's objectives are achieved. For the purpose of establishing these levels, the Company had reviewed an evaluation by an independent compensation consultant of various published industry salary surveys. In setting executive compensation packages for 1995 and 1996, the Committee considered an evaluation of executive compensation levels for comparably-sized companies in the electrical contracting industry.

         Annual cash bonuses in 1996 were, and in 1997 will be based on Company income and individual goals. At the beginning of each year, the Committee approves a target range of income, and a range of potential bonus amounts for the chief executive officer and each other executive officer, stated as a percentage of base salary. Performance bonuses are awarded at year-end based on the actual income compared to the target income, and the achievement of individual objectives and individual contributions during the year to the achievement by the Company of its financial and strategic objectives, which the Board determines in its discretion.

         Grants of Company stock options are intended to align the interests of executives and key employees with the long-term interests of the Company's stockholders, and to encourage executives and key employees to remain in the Company's employ. Generally, grants are not made in every year, but are awarded subjectively based on a number of factors, including the pre-tax operating earnings of the Company, the individual's contributions to the achievement of the Company's financial and strategic objectives, and the amount and remaining term of options already held by an individual. The Stock Option Committee of the Board administers the

Company's stock option plan. In 1996, options for 25,000 shares were granted to Michael H. Pelosi, III and options for 30,000 shares were issued to Frederick B. Franks, III. See "Stock Options," below.

CEO Compensation

         In 1994, the Compensation Committee authorized an increase in Mr. Mitchell's base salary to $140,000. However, based on the Company's performance during the first quarter and its cash flow problems, in April 1994, Mr. Mitchell initiated a 16% reduction in his salary in order to conserve Company resources. Mr. Mitchell continued to draw base salary at this reduced level in 1995. A payment of $25,000 was made to Mr. Mitchell in March 1996, to partially compensate him for the salary foregone in 1994 and 1995. Since the Company failed to achieve the established target range of return on assets during 1995 and 1996, no bonus was paid to him for 1995 or 1996.

Other Executive Compensation

         The Compensation Committee re-set executive salaries for 1994 for certain executives based on its review of executive compensation in the electrical contracting industry. Mr. Pelosi's compensation is governed by a five-year employment agreement, and his salary was not adjusted. However, based on the Company's performance during the first quarter and its cash flow problems, in April and May 1994, all executives accepted salary reductions in order to conserve Company resources. Mr. Pelosi (but no other executive officers) received a bonus in 1995 and 1996. Mr. Franks received a payment of $16,000 in March 1996, to compensate him for salary foregone in 1994 and 1995.

By the Compensation Committee:

Anthony A. Nichols

Summary Compensation of Executive Officers

         The following table sets forth information concerning compensation paid to the Chief Executive Officer and to each other person who was an executive officer of the Company at any time during 1996 and whose salary and bonus exceeded $100,000 in 1996.

                                                              Summary Compensation Table

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                       Long Term
                                                             Annual Compensation                     Compensation
                                           ---------------------------------------------------------------------------
                                                                                                         Awards
                                                                                                 ---------------------
                                                                                                      Securities
                                                                                  Other Annual        Underlying         All Other
                                                                                  Compensation         Options/          Compensa-
 Name and Principal Position       Year      Salary ($)(1)       Bonus ($)           ($)(2)            SARS (#)         tion ($)(3)
------------------------------------------------------------------------------------------------------------------------------------
George E. Mitchell, (4)               1996         $117,600      $         0           $18,331                   0         $33,170
President, Chairman and               1995          142,600                0            17,733                   0          32,106
Chief Executive Officer               1994          125,354                0            13,816                   0          33,787

----------------------------------------------------------------------------------------------------------------------------------
Michael H. Pelosi III, (5)            1996         $100,000      $    75,000               $ 0              25,000         $37,500
President, Airo Clean, Inc.           1995           99,801            5,465                 0              50,000          37,500
                                      1994           93,461                0                 0                   0          37,500

----------------------------------------------------------------------------------------------------------------------------------
Frederick B. Franks, III (4)          1996         $100,000                0           $11,552              30,000         $18,222
Vice President-Finance                1995          108,154                0            11,194                   0          17,587
and Chief Financial Officer           1994           92,154                0             7,491                   0          17,747

----------------------------------------------------------------------------------------------------------------------------------

----------

(1) Includes annual compensation which has been deferred by the named executives pursuant to the Company's 401(k) Tax Deferred Retirement and Incentive Plan ("401(k) Plan").

(2) Represents amounts reimbursed during the fiscal year for the payment of taxes. Perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of any executive officer's salary and bonus and accordingly have been omitted from the table as permitted by the rules of the Securities and Exchange Commission.

(3) The stated amounts for fiscal 1996 include the following amounts for each named executive officer: Company contributions under the 401(k) Plan -- Mr. Mitchell, $0; Mr. Pelosi, $0; Mr. Franks, $0; term life and disability premiums -- Mr. Mitchell, $26,589; Mr. Pelosi, $0; Mr. Franks, $14,536; current dollar value of benefits to the named executives of the remainder of split-dollar premiums paid by the Company -- Mr. Mitchell, $6,581; Mr. Pelosi, $0; Mr. Franks, $3,686. residual salary payments agreed to in connection with acquisition -- Mr. Mitchell, $0; Mr. Pelosi, $37,500; Mr. Franks, $0.

(4) 1995 figure includes salary adjustment paid on March 15, 1996 to: Mr. Mitchell, $25,000 and Mr. Franks, $16,000.

(5)  Mr. Pelosi was elected as an executive officer of the Company in mid-1994.

Stock Options

         The following table sets forth information with respect to the number of unexercised options and the value of unexercised in-the-money options at December 31, 1996.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

-----------------------------------------------------------------------------------------------------------------------------------
                                                            Number of Securities Underlying
                              Shares                                  Unexercised                      Value of Unexercised
                             Acquired                       Options/SARs at Fiscal Year-End         in-the-Money Options/SARs
                                on                                      (#)(1)                      at Fiscal Year-End ($)(1)
                             Exercise         Value
          Name                 (#)         Realized($)         Exercisable      Unexercisable       Exercisable     Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------
 George E. Mitchell            0        $          0                  0                0          $            0      $          0
----------------------------------------------------------------------------------------------------------------------------------
 Michael H. Pelosi III         0        $          0             51,500           62,500          $            0      $          0
----------------------------------------------------------------------------------------------------------------------------------
 Frederick B. Franks III       0        $          0             50,000           30,000          $            0      $          0
----------------------------------------------------------------------------------------------------------------------------------

----------
(1) On December 31, 1996, the fair market value of the Common Stock was $.26. No options were in-the-money on that date.


         During Fiscal Year 1996, Mr. Pelosi was granted options to purchase 25,000 shares, and Mr. Franks was granted options for 30,000 shares, of the Company's Common Stock under the Company's 1993 Stock Option Plan. These options were issued at the market price on the date of grant, expire seven years after the date of grant, and vest in twenty-five percent increments annually beginning one year from the date of grant. No options were granted to the Company's Chief Executive Officer in 1996. The following table sets forth certain information regarding the options granted to Mr. Pelosi and Mr. Franks in 1996:

                      Option/SAR Grants in Last Fiscal Year


===================================================================================================================================

                                                                                                    Potential Realizable Value
                                                                                                         at Assumed Annual
                                                                                                       Rates of Stock Price
                                                                                                           Appreciation
                                       Individual Grants                                                  for Option Term
===================================================================================================================================
                                                 % of Total
                              Number of           Options/
                              Securities            SARs            Exercise
                              Underlying         Granted to         or Base
                             Options/SARs       Employees in         Price         Expiration
          Name                 Granted          Fiscal Year          ($/Sh)           Date            5% ($)           10% ($)
-----------------------------------------------------------------------------------------------------------------------------------

Michael H. Pelosi, III          25,000              4.7%              $.26          12/16/03          $2,646           $6,617
====================================================================================================================================
                                15,000              2.8%              $.45         05/03/02          $2,748           $ 6,403
Frederick B. Franks, III        15,000              2.8%              $.26         12/16/02          $1,587           $ 3,670
                                ------              ----                                             ------           -------
                                30,000              5.6%                                             $4,335           $14,408
===================================================================================================================================

Employment Contracts and Termination of Employment and Change-in-Control Arrangements.

         In connection with the acquisition of the assets of Airo Clean Engineering, Inc. in 1993, Airo Clean, Inc. entered into a five-year employment agreement with Michael H. Pelosi III providing for his employment through February 1, 1998 as President of Airo Clean, Inc. at a minimum base salary of $100,000. Mr. Pelosi has also received residual salary payments agreed to in connection with the acquisition of $37,500 per year, terminating with 1996. The agreement also provided for Mr. Pelosi to receive an incentive payment each year equal to 3.75% of Airo Clean's net income, before allocated expenses and taxes, in excess of $150,000 per year. In 1996, Mr. Pelosi orally agreed to replace this bonus formula with a plan similar to the bonus plan used for the Company's other executive officers. This plan consists of a formula based on pre-tax earnings of Airo Clean, and individual goals evaluated in the discretion of the Board. Airo Clean did not achieve this target in 1994, and consequently Mr. Pelosi did not receive any incentive payment for 1994. In May 1994, in recognition of the Company's liquidity problems, Mr. Pelosi accepted a temporary salary reduction for the balance of 1994 in order to conserve Company resources. In 1995, Airo Clean did achieve its target and Mr. Pelosi received a bonus of $5,465. Mr. Pelosi received a bonus of $75,000 in 1996 under his new bonus plan. Upon the termination of Mr. Pelosi's employment for reasons other than just cause or voluntary resignation, he will be entitled to receive an amount equal to his base salary for the balance of the term of the agreement. Pursuant to this agreement, Mr. Pelosi has agreed to refrain from competing with the Company until the earlier of February 1, 1998 or two years after the termination of his employment.

                             STOCK PERFORMANCE GRAPH

         The following chart compares the cumulative total stockholder return on the Company's Common Stock for the period December 31, 1991 through December 31, 1996 with the cumulative total return on the NASDAQ Index and the cumulative total return for a peer group index for the same period. Because the Company has discontinued its furnishings operations, the Company has selected as a new peer group SIC Code 1731--Electrical Contractors, which is the primary industry in which the Company is continuing to operate.


  220.00|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
  200.00|----------------------------------------------------------------@-|
        |                                                                  |
        |                                                                  |
  180.00|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
  160.00|----------------------------------------------------@-------------|
        |                        *                                         |
        |                                                                  |
  140.00|------------------------------------------------------------------|
        |                                                                  |
        |                                       @                          |
  120.00|------------------------@-----------------------------------------|
        |                                                                  |
        |             *                                                    |
  100.00|*#@----------@----------------------------------------------------|
        |                                                                  |
        |                                                                  |
   80.00|------------------------------------------------------------------|
        |                                      *                           |
        |                                                                  |
   60.00|------------------------------------------------------------------|
        |                                                                  |
        |                                                                  |
   40.00|----------------------------------------------------------------*-|
        |                                                   *              |
        |             #                                                    |
   20.00|------------------------------------------------------------------|
        |                                                                  |
        |                        #                          #            # |
    0.00|--------------------------------------#---------------------------|
       1991          1992       1993          1994         1995         1996

                               FISCAL YEAR ENDING

COMPANY                       1991        1992        1993        1994        1995        1996
CORE TECHNOLOGIES, INC.  *    100        112.50      150.00       75.00       37.50       40.00
INDUSTRY INDEX           #    100         27.57        8.21        2.96        4.66        5.59
BROAD MARKET             @    100        100.98      121.13      127.17      164.96      204.98


The above chart assumes that $100 was invested on December 31, 1991 in the Company's Common Stock and in each of the comparison groups, and assumes reinvestment of dividends.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company rents 21,580 square feet of office space used as its headquarters in Exton, Pennsylvania. Prior to the third quarter of 1996, this facility was owned by Safeguard; it has subsequently been transferred to Brandywine Realty Trust, a Real Estate Investment Trust of which Anthony Nichols, a director of the Company, is a Chairman. From April 1, 1995 through April 1, 1996, this facility was leased from Safeguard on a month to month basis with monthly rental payments of $11,539 and a monthly operating expense allowance of $4,784, which expense allowance is subject to adjustment based upon the Company's proportionate share of actual operating expenses. Beginning April 1, 1996, the Company paid a monthly rental of $12,588 plus the monthly operating expense. The Company believes the lease terms are no less favorable than could be obtained from an unrelated third party.

         Prior to April 1, 1995, the Company also rented 4,600 sq. feet of office space in Exton, Pennsylvania from Safeguard. The Company paid monthly rental to Safeguard of $3,067 per month and an operating expense allowance of $1,303 per month prior to the termination of the lease. All amounts paid to Safeguard under the lease for this property have been charged to discontinued operations on the Company's financial statements.

         Safeguard currently has in place letters of credit in the aggregate amount of $4,500,000 to guaranty the Company's bank loans through September 30, 2000. Safeguard has guaranteed varying amounts of the Company's debt in the past. Safeguard received no monetary compensation for the extension of these guarantees. The Company has agreed to indemnify Safeguard against loss resulting from the above described guarantees.

         In June 1994, Safeguard purchased from the Company 15,000 shares of its Series A Redeemable Convertible Preferred Stock ("Series A Shares") for an aggregate purchase price of $1.5 million. The Series A Shares are convertible into shares of Common Stock based on a conversion price of $1.00 per share of Common Stock. The conversion price and number of shares into which the Series A Shares may be converted are subject to anti-dilutive adjustments. The Series A Shares are entitled to a 6% per annum dividend payable out of legally available funds. Dividends which are not declared and paid will accumulate. No dividends have been declared to date. Unpaid, undeclared cumulative dividends as of December 31, 1996 were $225,000. The Series A Shares are entitled to one vote for each share of Common Stock into which such Series A Shares may be converted. The Company may redeem the Series A Shares at any time and must redeem all outstanding Series A Shares on June 1, 2001.

         In March 1995, the Company sold all of the capital stock of CenterCore Canada Limited to Safeguard for $10,000. CenterCore Canada had an intercompany liability to the Company of approximately $369,300, which liability survived the stock sale. In February 1996, Safeguard sold the assets of Safeguard Canada for a cash payment of $100,000 U.S. plus contingent deferred payments equal to three percent of the purchaser's annual consolidated revenues from all or any part of the business or assets sold to the purchaser in the years 1996 through 2000, up to a maximum aggregate of $100,000. The debt between CenterCore Canada and the Company was satisfied by CenterCore Canada's assignment to the Company of the cash proceeds and the rights to the contingent deferred payments.

         Effective September 29, 1995, Safeguard contributed to the capital of the Company 2,000,000 shares of the Company's Common Stock and sold to Mr. Mitchell, Mr. Franks and Philip J. Donnelly, a Vice President of the Company, an aggregate of 2,500,000 shares of the Company's Common Stock, at a price of $.10 per share, payable in the form of a five year, interest-bearing promissory note. The promissory notes bear interest at a rate of 6.35% per annum and are payable in full upon the maturity date, September 29, 2000. Each individual is required, however, to prepay the outstanding balance to the extent of 25% of the proceeds of any sale or other disposition of any of the shares purchased from Safeguard. The parties estimated the fair market value of the shares to be $.10 as of the date of issue, taking into account a discount for lack of liquidity, after the Common Stock of the Company was delisted from NASDAQ.

         Mr. Mitchell, Mr. Franks and Mr. Donnelly have entered into an agreement with the Company pursuant to which they have deposited an aggregate of 700,000 of the shares acquired from Safeguard into escrow with the Company. The Company may redeem these escrowed shares in order to satisfy exercises of options under the Company's 1993 Stock Option Plan. The redemption price payable by the Company will be equal to the exercise price payable by the individual exercising the option.

         In 1995, Safeguard advanced $887,000 to the Company to cover closing costs of the sale of the furnishings business and payments to Maris' sureties. The Company has issued to Safeguard a Subordinated Note to evidence this obligation. The Subordinated Note accrues interest at 6% per annum. Interest and principal are due on December 31, 2000 but the Subordinated Note is subordinated to all the Company's obligations to its other lenders. Additionally, if the Safeguard letter of credit can be cancelled prior to December 31, 2000, Safeguard has agreed forgive all obligations under the Subordinated Note.

         In connection with the Airo Clean acquisition in 1993, Airo Clean, Inc. entered into a five-year employment agreement with Joseph P. Pelosi, the brother of Michael H. Pelosi, III. The agreement provides for a minimum annual base salary of $80,000, and provides for an incentive payment each year equal to 3.75% of Airo Clean's net income, before allocated expenses and taxes, in excess of $150,000. During 1994, the Company paid Joseph Pelosi $80,000 plus normal employee benefits. Joseph Pelosi, as well as Michael H. Pelosi, has accepted a change in bonus formula to a plan similar to that used for other executive officers of the Company. See "Executive Compensation - Employment Contracts and Termination of Employment and Change in Control Arrangements."

         Also in connection with the Airo Clean acquisition, Airo Clean entered into a lease for approximately 15,300 square feet of flex office, warehouse and assembly space in Exton, PA from Michael Pelosi, Jr. and Lucille Pelosi, who are the parents of Michael H. Pelosi, III. The lease continues through December 2001. During 1995, Airo Clean paid $110,000 as rent to Mr. and Mrs. Pelosi, and also paid all operating expenses for the leased premises. The Company has consolidated Airo Clean's operations into the Company's headquarters facility, and sublet the Airo Clean space. Through the remaining term of the lease, the rental paid by the sublettor will be $128,000 less than the rent to be paid by the Company.



2.       PROPOSAL TO APPROVE AN AMENDMENT TO THE 1993 STOCK OPTION
         PLAN

Background

         At the Annual Meeting, the stockholders will be asked to approve an amendment to the Company's 1993 Stock Option Plan. This amendment was adopted by the Board, subject to Stockholder approval, on February 27, 1997. The 1993 Stock Option Plan, as proposed to be amended, is hereinafter referred to as the "1993 Plan."

Proposed Amendment to the 1993 Plan

         The proposed amendment to the 1993 Plan authorizes an increase in the number of shares of Common Stock which may be issued upon exercise of options granted or to be granted under the 1993 Plan by 500,000 shares of Common Stock, from 1,200,000 to 1,700,000 shares of Common Stock in the aggregate.


Approval by Stockholders

         Approval of the adoption of the amendment to the 1993 Plan requires the affirmative vote of a majority of the votes cast at a meeting at which a quorum representing a majority of all outstanding voting stock of the Company is present, either in person or by proxy, and voting on the 1993 Plan. If not so approved, then the 1993 Plan in the form as approved by the stockholders at the 1994 Annual Meeting, as amended at the 1995 Annual Meeting (increasing the number of shares which could be issued upon exercise of options from 500,000 to 1,200,000), will remain in full force and effect and the aggregate number of shares of Common Stock that are subject to options granted under the 1993 Plan will not exceed 500,000 shares of Common Stock.

                          DESCRIPTION OF THE 1993 PLAN

The following description of the 1993 Plan is intended merely as a summary of the principal features of the 1993 Plan.

Purpose of the 1993 Plan

         The purpose of the 1993 Plan is to provide additional incentive to employees of the Company and its subsidiaries and to increase their proprietary interest in the success of the enterprise to the benefit of the Company and its stockholders.

Shares Subject to the 1993 Plan

         Subject to the adjustment provisions discussed below, the maximum number of shares of Common Stock which may be issued under the 1993 Plan is currently 1,200,000, and, subject to Stockholder approval of this Proposal, will be increased to 1,700,000. Such shares may be authorized but unissued shares of Common Stock or previously issued but reacquired shares of Common Stock. Shares subject to options which remain unexercised upon expiration, exchange of existing options, or earlier termination of such options will again become available for issuance in connection with stock options awarded under the 1993 Plan. On March 24, 1997, the average of the bid and asked prices as quoted by the market makers of the Company's Common Stock was $.219 per share.

Administration

         The 1993 Plan is administered by the Stock Option Committee, which currently is composed of Director Richard P. Richter. The Stock Option Committee has the authority to interpret the 1993 Plan; to establish appropriate rules and regulations for the proper administration of the 1993 Plan; to select the persons to whom options should be granted; to determine the number of shares to be covered by such options, the times and dates at which such options shall be granted, and whether the options shall be incentive stock options ("ISO") or non-qualified stock options ("NQSO"); and generally to administer the 1993 Plan.

Eligibility

         Employees (including any directors who are also employees) of the Company or of any subsidiary who are significant contributors to the business of the Company and its subsidiaries are eligible to participate in the 1993 Plan. On April 1, 1997, there were approximately 87 persons considered eligible to participate in the 1993 Plan.

Stock Options

         The 1993 Plan requires that each optionee enter into a stock option agreement with the Company which incorporates the terms of the option and such other terms, conditions and restrictions, not inconsistent with the 1993 Plan, as the Stock Option Committee may determine.

         The option price will be determined by the Stock Option Committee, but may not, with respect to ISOs, be less than the greater of 100% of the fair market value of the optioned shares of Common Stock or the par value thereof on the date of grant. If the grantee of an ISO under the 1993 Plan owns more than 10% of the total combined voting power of all shares of stock of the Company or of any parent or subsidiary of the Company, the option price cannot be less than 110% of the fair market value at the date of grant and the term of such option cannot be more than five years.

         The term of any other option granted under the 1993 Plan may not exceed ten years. Options will become exercisable in such installments and on such dates as the Stock Option Committee may specify. The Stock Option Committee may accelerate the exercise date of any outstanding options, in its discretion, if it deems such acceleration desirable. Any option held by an individual who dies while employed by the Company or any subsidiary, or whose employment with the Company and all subsidiaries is terminated, prior to the expiration date of such option, will remain exercisable by the former employee or his personal representative for a period of time following the employee's termination of employment or death as provided for in the 1993 Plan and the applicable option agreement. Options are not transferable except at death.

         The 1993 Plan provides that the aggregate fair market value (determined as of the time the ISO is granted) of the shares with respect to which ISOs are exercisable for the first time by an optionee during any calendar year under the 1993 Plan and any other ISO plan of the Company, or any parent or subsidiary of the Company, cannot exceed $100,000.

         The option price is payable in cash or its equivalent or, in the discretion of the Stock Option Committee, (i) in shares of Common Stock of the Company previously acquired by the optionee, provided that if such shares were acquired through exercise of an ISO, such shares have been held by the optionee for a period of not less than the statutory holding periods described in the Internal Revenue Code of 1986, as amended (the "Code"), on the date of exercise (which as of April 1, 1997 are two years from the date of grant of the ISO and one year following the date of transfer of the shares to the optionee), or if such shares were acquired through exercise of an NQSO, such shares have been held by the optionee for a period of more than one year on the date of exercise and provided further that each optionee may use the procedure described in this clause (i) only once during any six-month period; (ii) by delivering a properly executed notice of exercise of the option to the Company and a broker, with irrevocable instructions to the broker to promptly sell the underlying shares of Common Stock and deliver to the Company the amount of sale proceeds necessary to pay the exercise price of the option; or (iii) by delivery of a full recourse promissory note. The Stock Option Committee also may elect to cash-out all or part of the portion of the option to be exercised by paying optionee an amount, in cash or stock, equal to the excess of the fair market value of the stock over the exercise price on the effective date of such cash-out.

Adjustments Upon Changes in Capitalization, Mergers and Other Events

         The number of shares issuable under the 1993 Plan and upon the exercise of options outstanding thereunder, and the exercise price of such options, are subject to adjustment in the event of a stock split, stock dividend or similar change in the capitalization of the Company. In the event of a merger, consolidation or other specified corporate transactions, options will be assumed by the surviving or successor corporation, if any. However, in the event of such a corporate transaction, the 1993 Plan also authorizes the Stock Option Committee to terminate options to the extent they are not exercised prior to consummation of such a transaction, and to accelerate the vesting of options so that they are immediately exercisable prior to the consummation of the transaction.

Duration and Amendment of the 1993 Plan

          The Board may amend or modify the 1993 Plan at any time, but no such amendment or modification, without the approval of the stockholders, shall (a) increase the amount of stock on which options may be granted, except pursuant to the adjustment provisions of the 1993 Plan, (b) change the provision relating to the eligibility of employees to whom options may be granted, or (c) materially increase the benefits accruing to participants under the 1993 Plan; provided, however, that no Stockholder approval will be required for an amendment or modification pursuant to (a) and (b) above if the applicable sections of the Code, and rules and regulations thereunder governing incentive stock options, do not require Stockholder approval and, provided further, that no Stockholder approval will be required for an amendment or modification pursuant to (c) above if Rule 16b-3, or any successor provision promulgated pursuant to Section 16 of the Securities Exchange Act of 1934, does not require Stockholder approval. The 1993 Plan will terminate on October 28, 2003 unless terminated earlier by the Board. No options may be granted after such termination, but options outstanding at the time of termination will remain exercisable in accordance with their terms.

Federal Income Tax Consequences

         Based on the advice of counsel, the Company believes that the normal operation of the 1993 Plan should generally have, under the Code, and the regulations and rulings thereunder, all as in effect on April 1, 1997, the principal federal income tax consequences described below.

Incentive Stock Options.

         If the requirements regarding ISOs set forth in the 1993 Plan are met, ISOs granted under the 1993 Plan will be afforded favorable federal income tax treatment under the Code. The optionee will not recognize taxable income and the Company will not be entitled to a deduction upon the grant of an ISO. Moreover, the optionee will not recognize taxable income (except alternative minimum taxable income, if applicable) and the Company will not be entitled to a deduction upon the exercise by the optionee of an ISO, provided the optionee was an employee of the Company or any of its subsidiary corporations, as defined in
Section 424(f) of the Code, during the entire period from the date of grant of the ISO until three months before the date of exercise.

         If the employment requirements described above are not met, the tax consequences relating to NQSOs (discussed below) will apply.

         If the optionee disposes of the Common Stock acquired under an ISO after at least two years following the date of grant of the ISO and at least one year following the date of transfer of the Common Stock to the optionee following exercise of the ISO, the optionee will recognize a long-term capital gain or loss equal to the difference between the amount realized upon the disposition and the exercise price. Any net capital gain will be taxed at the ordinary income tax rates, but only up to a maximum rate of 28%. Any net capital loss can only be used to offset up to $3,000 per year ($1,500 per year in the case of a married individual filing separately) of ordinary income.

         If the optionee makes a disqualifying disposition of the Common Stock (that is, disposes of the Common Stock within two years after the date of grant of the ISO or within one year after the transfer of the Common Stock to the optionee), but all other requirements of Section 422 of the Code are met, the optionee will generally recognize ordinary income upon disposition of the Common Stock in an amount equal to the lesser of (i) the fair market value of the Common Stock on the date of exercise minus the exercise price, or (ii) the amount realized on disposition minus the exercise price. However, in the case of a disqualifying disposition made less than six months after the date of grant of the option by a person subject to Section 16(b) of the Securities Exchange Act of 1934, the determination of ordinary income under (i) above will generally be based on the fair market value of the Common Shares as of the date which is six months following the date the ISO was granted, unless the optionee makes an election under Section 83(b) of the Code. Disqualifying dispositions of Common Stock also may, depending upon the sales price, result in either long-term or short-term capital gain or loss under the Code rules which govern other stock dispositions.

         If the requirements of Section 422 of the Code are not met, the Company will be allowed a federal income tax deduction to the extent of the ordinary income includible in the optionee's gross income in accordance with the provisions of Section 83 of the Code (and Section 3402 of the Code, to the extent applicable) and the regulations thereunder.

         The use of Common Stock received upon the exercise of an ISO to pay the exercise price in connection with the exercise of other ISOs within either the two-year or one-year holding periods described above will constitute a disqualifying disposition of the Common Stock so used which will result in income (or loss) to the optionee and, to the extent of a recognized gain, a deduction to the Company. If, however, these holding period requirements are met and the number of shares of Common Stock received on the exercise does not exceed the number of shares of Common Stock surrendered, the optionee will recognize no gain or loss with respect to the surrendered Common Stock, and will have the same basis and holding period with respect to the newly acquired shares of Common Stock as with respect to the surrendered shares. To the extent that the number of shares of Common Stock received exceeds the number surrendered, the optionee's basis in such excess shares will equal the amount of cash paid by the optionee upon the exercise of the option, and the optionee's holding period with respect to such excess shares will begin on the date such shares are transferred to the optionee. The tax treatment described above for shares of Common Stock newly received upon exercise is not affected by using shares of Common Stock to pay the exercise price.

Non-qualified Stock Options

         All other options granted under the 1993 Plan are NQSOs and will not qualify for any special tax benefits to the optionee. Under present Treasury Regulations, the Company's stock options are not deemed to have a readily ascertainable value. Accordingly, an optionee will not recognize any taxable income at the time he or she is granted an NQSO and the Company will not be entitled to a deduction upon the grant of an NQSO.

         Generally, an optionee will recognize ordinary income at the time of exercise of an NQSO, in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of such exercise over the exercise price. If, however, an optionee who is subject to Section 16(b) of the Securities Exchange Act of 1934 exercises an NQSO less than six months after the date it is granted, he or she will generally recognize ordinary income six months after the NQSO is granted, unless he or she makes an election under
Section 83(b) of the Code to recognize income at an earlier date.

         The Company will be entitled to a deduction to the extent of the ordinary income recognized by an optionee in accordance with the rules of
Section 83 of the Code and the regulations thereunder. However, no deduction will generally be allowed to the Company unless the Company deducts and withholds federal income tax.

         An optionee exercising an NQSO is subject to federal income tax on the income recognized as a result of the exercise of an NQSO and federal Income tax must be withheld. The Committee, in its discretion, may permit the optionee to elect to surrender or deliver shares of Common Stock otherwise issuable upon exercise, or previously acquired shares, in order to satisfy the federal income tax withholding, subject to certain restrictions set forth in the 1993 Plan. Such an election will result in a disposition of the shares of Common Stock which are surrendered or delivered, and an amount will be included in the optionee's income equal to the excess of the fair market value of such shares over the optionee's basis in such shares.

         If the optionee pays the exercise price in cash, the basis of the shares of Common Stock received by an optionee upon the exercise of an NQSO is the exercise price paid plus the amount recognized by the optionee as income attributable to such shares upon such exercise. If the exercise price is paid in cash, the optionee's holding period for such shares will begin on the day after the date on which the optionee realized income with respect to the transfer of such option shares, i.e., generally the day after the exercise date. Any net capital gain realized by the optionee upon a subsequent disposition of any such shares is subject to federal income tax on the income recognized at the ordinary income tax rates, but only up to a maximum of 28%. Any loss realized on a subsequent disposition, however, will be treated as a capital loss and thus can only be used to offset up to $3,000 per year ($1,500 in the case of a married individual filing separately) of ordinary income.

         If the optionee surrenders shares of Common Stock to pay the exercise price, and the number of shares received on the exercise does not exceed the number of shares surrendered, the optionee will recognize no gain or loss with respect to the surrendered shares, and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares of Common Stock received exceeds the number surrendered, the fair market value of such excess shares on the date of exercise, reduced by any cash paid by the optionee upon such exercise, will be includible in the gross income of the optionee. The optionee's basis in such excess shares will equal the sum of the cash paid by the optionee upon the exercise of the option plus any amount included in the optionee's gross income as a result of the exercise of the option and the optionee's holding period with respect to such excess shares will begin on the day following the date of exercise.

Other Tax Considerations

         The 1993 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended to date. The comments set forth in the above paragraphs are only a summary of certain of the federal income tax consequences relating to the 1993 Plan. No consideration has been given to the effects of state, local and other tax laws on the optionee or the Company.


                                NEW PLAN BENEFITS

         The following table sets forth information with respect to the number of options which were granted or which are expected to be granted to each of the named individuals or groups under the 1993 Plan subject to Stockholder approval at the Annual Meeting of the proposal contained in Proposal 2 above. The options set forth in this table will be rescinded if such Stockholder approval is not obtained.


Name and Position          (1)                       Number of Options          Dollar Value ($)(2)
--------------------------------------------         -----------------          -------------------

George E. Mitchell, President and                             0                        0
  Chief Executive Officer
Frederick B. Franks, III, Vice President                      0                        0
  and Chief Financial Officer
Michael H. Pelosi III, President                              0                        0
  Airo Clean, Inc.
Executive Officers as a Group                                 0                        0
Non-Executive-Officer Employees
  as a Group                                            500,000                        0

(1) Non-Employee Directors have been excluded from the above table as they are not eligible to participate in the 1993 Plan.

(2) All options granted under the 1993 Plan have an exercise price equal to or greater than the fair market value of the Common Stock on the date of grant. As optionees must pay the exercise price to the Company to acquire the shares upon exercise of the option, the dollar value of benefits received by or allocated to the optionees on the grant date was zero.

         Mr. Mitchell, Mr. Franks and Mr. Donnelly have entered into an agreement with the Company pursuant to which they have deposited an aggregate of 700,000 shares of Common Stock into escrow, which the Company may redeem in order to satisfy exercises of options under the 1993 Plan. See "Certain Relationships and Transactions."


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This Proxy Statement incorporates by reference the Company's Annual Report to Stockholders which is being delivered to Stockholders herewith in respect to the annual stockholders meeting to which this Proxy Statement relates.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         Since 1986, the Company has retained KPMG Peat Marwick LLP as its independent public accountants, and it intends to retain KPMG Peat Marwick LLP for the current year ending December 31, 1997. Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting, will have an opportunity at the Annual Meeting to make a statement if they desire to do so, and will be available to respond to appropriate questions.

         COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF
                                      1934

Disclosure of Delinquent Filers Pursuant to Item 405 of Regulation S-K:

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities ("10% Stockholders") to file reports of ownership and changes in ownership of Common Stock and other equity securities of the Company with the Securities and Exchange Commission ("SEC"). Officers, directors and 10% Stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons that no other reports were required for those persons, the Company believes that during the period from January 1, 1996 to December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors and 10% Stockholders were complied with, except for one late Form 4 filed by Mr. Franks relating to expiration of options.

                                  OTHER MATTERS

         The Company is not aware of any other business to be presented at the Annual Meeting. If any other matters should properly come before the Annual Meeting, however, the enclosed Proxy confers discretionary authority with respect thereto.

         The Company's Annual Report to Stockholders for the year ended December 31, 1996, including financial statements and other information with respect to the Company and its subsidiaries, is being mailed simultaneously to the stockholders but is not to be regarded as proxy solicitation material.


Dated:  April 11, 1997

PROXY


                     CORE TECHNOLOGIES (PENNSYLVANIA), INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

I hereby constitute and appoint George E. Mitchell and Frederick B. Franks, III, and each of them, my true and lawful agents and proxies with full power of substitution in each, to vote all shares held of record by me, as directed, and in their discretion, on all other matters which may properly come before the 1997 Annual Meeting of Stockholders of Core Technologies (Pennsylvania), Inc. to be held on May 2, 1997, and at any adjournments thereof. I direct said proxies to vote as specified on the reverse side.

          PLEASE MARK, SIGN AND DATE THE PROXY CARD ON THE REVERSE SIDE
                AND RETURN PROMPTLY USING THE ENCLOSED ENVELOPE.



--------------------------------------------------------------------------------

                        +   FOLD AND DETACH HERE   +


================================================================================

                                MISSION STATEMENT

Core Technologies is a diversified company dedicated to providing quality products and services to customers needing a healthy air environment, and adequate security in their workplace. Our growth will come through evolving products and technologies enabling us to continually upgrade service solutions in existing markets and aggressively explore now ones.

Our specific expertise:

     o Advanced Air Filtration

       o Indoor Air Quality Enhancements
       o Clean Room Products and Services
       o Portable Patient Isolation Chambers

     o Broad-based Security, Life Safety and Access Control Systems for:

       o Industrial and Commercial Applications
       o State and Local Correctional Facilities
       o Selected Transportation Markets

================================================================================

   The Board of Directors ("Board") recommends that stockholders vote FOR Proposals I and II. If not otherwise specified, this Proxy will be voted FOR the election of all nominees and FOR Proposal II.
                                                              Please mark  [X]
                                                             your votes as
                                                             indicated in
                                                             this example

ELECTION OF DIRECTORS:       To withhold authority to vote for any individual
                             nominee while voting for the remainder, strike a line through the nominee's name in the list below:

  FOR all nominees       WITHHOLD
  listed (except as     AUTHORITY
    marked to        to vote for all    Nominees: George E. Mitchell, Anthony A.
  the contrary)          Nominees                 Nichols, Richard P. Richter,
                                                  W. Wayne Dunlop
       [ ]                 [ ]



I. PROPOSAL TO AMEND THE 1993 STOCK OPTION PLAN

     FOR    AGAINST      ABSTAIN
     [ ]      [ ]          [ ]


DATED:________________ 1997

___________________________
Signature

___________________________
Signature if held jointly


THIS PROXY MUST BE SIGNED EXACTLY
AS NAME APPEARS HEREIN. When shares are
held by joint tenants, both should
sign. Attorneys, executors, administrators, trustees, etc, should give full title as such. If a corporation, please sign in full corporate name by duly authorized officer.
If a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------

                        +   FOLD AND DETACH HERE   +





                     CORE TECHNOLOGIES (PENNSYLVANIA), INC.
    ===================================================================



               YOUR PROXY VOTE IS IMPORTANT, REGARDLESS OF
               THE NUMBER OF SHARES YOU OWN.

               WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING
               IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE
               ABOVE PROXY CARD AND RETURN IT WITHOUT DELAY
               IN THE ENCLOSED ENVELOPE.

    ===================================================================